KINETIK HOLDINGS INC.
2019 OMNIBUS COMPENSATION PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Kinetik Holdings Inc. 2019 Omnibus Compensation Plan, as amended from time to time (the “Plan”), Kinetik Holdings Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement, as applicable.

Participant:	________________
Date of Grant:	________________ (the “Date of Grant”)
Total Number of RSUs:	________________
Vesting Schedule:	Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest and be settled according to the following schedule:
Vesting Date
RSUs Vesting

[●]
[●]

provided, that you remain continuously employed by the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date (each, a “Vesting Date”). Shares will be issued with respect to the RSUs as set forth in Section 4 of the Agreement (which Shares when issued will be transferable and nonforfeitable).
Change of Control Termination
Notwithstanding anything contained herein or in the Agreement to the contrary, upon your termination of employment by the Company without Cause (which, for the avoidance of doubt, does not include a termination due to death or Disability) or due to your resignation for Good Reason, in each case, within the 12-month period following the date of a Change of Control, then, [●].

Death; Disability	Notwithstanding anything contained herein or in the Agreement to the contrary, upon the termination of your employment with the Company and its Affiliates due to your death or Disability (as defined below), [●].
Retirement; Resignation for Good Reason	Notwithstanding anything contained herein or in the Agreement to the contrary, upon the termination of your employment with the Company and its Affiliates due to your Retirement or resignation for Good Reason (except in connection with a Change of Control Termination), then, [●].

Definitions
As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Cause” means “Cause” (or a term of like import) as defined under any employment or other service agreement between you and the Company or an Affiliate or a severance plan in which you are a participant, as applicable, or, in the absence of such an agreement or definition, shall mean (i) your failure or refusal to comply with a directive of the Board consistent with your then-current position after the Company has provided you with both written notice that such failure or refusal will be deemed to be “Cause” and a reasonable opportunity to perform; (ii) your drug or alcohol abuse that adversely affects your job performance; (iii) your conviction of or plea of nolo contendere to a felony or a crime of moral turpitude; (iv) your act of dishonesty adversely affecting the Company or any of its Affiliates; (v) your material violation of a company policy of the Company that has been supplied to you in writing; or (vi) your material breach of this Agreement or any restrictive covenants with the Company or any of its Affiliates to which you are subject.
“Change of Control” means:

     (i)     The occurrence of an event in which any one person or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a Stockholder (as defined in the Stockholders Agreement) or its Affiliate, acquires beneficial ownership of more than fifty percent (50%) of the voting power of the Company’s outstanding capital stock;
     (ii)     There is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or
     (iii)     There is consummated a direct or indirect sale or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets, other than to an entity, at least 50% of the combined voting power of the then-outstanding voting securities of such entity or the ultimate parent thereof, as applicable, are owned by stockholders of the Company immediately prior to such sale.
            Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the voting securities of the Company outstanding immediately prior to such transaction or series of transactions continue to have substantially the same proportionate beneficial ownership in an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Disability” means “disability” (or a term of like import) as defined under any employment or other service agreement between you and the Company or an Affiliate or a severance plan in which you are a participant, as applicable, or, in the absence of such an agreement or definition, shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least 12 months.

“Good Reason” means “Good Reason” (or a term of like import, including any unique term of like import such as “Tier 1 Executive Good Reason” but only to the extent that such unique term actually applies to you under the terms of the applicable agreement or plan) as defined under any employment or other service agreement between you and the Company or an Affiliate or a severance plan maintained by the Company or an Affiliate in which you are a participant, as applicable, or, in the absence of such an agreement, plan or definition, shall mean (i) a material diminution in your title and responsibilities; (ii) a material reduction in your base salary, bonus or target equity incentive opportunity; or (iii) a change in the principal location of your services outside of the Houston metro area or, if elsewhere, the principal location of your services as of the date hereof (other than travel incident to your position). Notwithstanding the foregoing provisions of this definition or any other provision of this Agreement to the contrary, any assertion by you of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in this definition giving rise to your termination of employment must have arisen without your written consent; (B) you must provide written notice to the Company of the existence of such condition(s) within 90 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of your termination of employment must occur within 180 days after the initial occurrence of the condition(s) specified in such notice. For the avoidance of doubt, you shall only be deemed to have provided written consent to the occurrence of the condition giving rise to Good Reason for purposes of clause (A) of the preceding sentence if you explicitly (x) agreed in writing to the occurrence of such condition and (y) waive in writing your right to resign for Good Reason based on the occurrence of such condition.

“Retirement” means “retirement” (or a term of like import) as defined under any employment or other service agreement between you and the Company or an Affiliate or a severance plan in which you are a participant, as applicable, or, in the absence of such an agreement or definition, shall mean the termination of your employment with the Company and its Affiliates due to your voluntary resignation on or after attaining age 65 and completing three or more full years of service with the Company (or any predecessor) or an Affiliate.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of October 21, 2021, entered into by the Company and the other parties thereto, as amended from time to time.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    KINETIK HOLDINGS INC.

    By:
    Name:
    Title:

    PARTICIPANT

    Name: _________________________________

Signature Page to
Restricted Stock Unit Grant Notice

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Date of Grant by and between Kinetik Holdings Inc., a Delaware corporation (the “Company”), and ________________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s past and/or continued employment with the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Vesting and settlement of the RSUs shall occur at the times and subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock (or cash in an amount equal to the Fair Market Value of Stock in the event of a Change of Control, as applicable) in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.  The RSUs shall vest in accordance with the vesting provisions set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with the vesting provisions set forth in the Grant Notice and been settled for shares of Stock (or cash in an amount equal to the Fair Market Value of Stock in the event of a Change of Control, as applicable), the Participant will have no right to receive any dividends or other distribution (or other rights of ownership) with respect to the shares of Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement (including Section 3). In the event of the termination of the Participant’s employment with the Company or an Affiliate prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to the Grant Notice), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled pursuant to Section 4, the Company shall deliver to the Participant a number of shares of Stock (rounded to the nearest whole share) equal to the cash dividends that the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs granted pursuant to this Agreement that have not been settled pursuant to Section 4 as of such record date divided by the Reinvestment Price (as defined and determined under the Company’s Dividend and Distribution Reinvestment Agreement, as amended from time to time) on the applicable dividend payment date, such shares of Stock to be delivered on or promptly following the date that the Company pays such dividend; provided, however, that, subject to compliance with the Kinetik Holdings Inc. Insider Trading Policy (as amended from time to time), the Participant may make a one-time election by delivering notice to the Company in accordance with Section 13 to receive dividend payments under this Section 3 occurring after the effective date of such election in the form of cash rather than shares of Stock. To the extent that the Participant makes a compliant election to receive dividend payments under this Section 3 in cash, from and after the effective date of such election, the Company shall pay to the Participant an amount in cash equal to the cash dividends that the Participant would have received if the Participant was the holder of record, as of each record date, of a number of shares of Stock equal to the number of RSUs granted pursuant to this Agreement that have not been settled pursuant to Section 4 as of such record date, such payment to be made on or promptly following the date that the Company pays such dividend. Notwithstanding the foregoing, in no event shall any dividend payment, whether in Stock or cash, under this Section 3 be paid later than 30 days following the date on which the Company pays such dividend to its stockholders generally.
4.Settlement of RSUs. As soon as administratively practicable following the vesting of the RSUs pursuant to the vesting provisions set forth in the Grant Notice, but in no event later than 60 days after each applicable vesting date, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable) the number of shares of Stock subject to the RSUs that vested and are being settled; provided, however, that in the event of a Change of Control, if insufficient shares of Stock remain available under the Plan to be delivered in settlement of the number of RSUs that vested, the Company shall deliver to the Participant a cash amount equal to the product of the Fair Market Value on the applicable vesting date and the number of shares of Stock that could not be delivered. Any fractional RSU that becomes vested hereunder shall be rounded down at the time shares of Stock are issued or cash is paid, as applicable, in settlement of such RSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock issued hereunder, if any, shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements may include, at the Company’s election, the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of cash or shares of Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to this Award (or through the surrender of previously owned shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities, determined based on the greatest withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. For the avoidance of doubt, to the extent any cash payments are made to the Participant under this Agreement, taxes related thereto will be withheld from such payments. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares of Stock (or cash, as applicable) and the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any Affiliate have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the RSUs, the vesting of the RSUs or the forfeiture of any of the RSUs. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will, divorce or the laws of descent and distribution, unless and until the shares of Stock (or cash, as applicable) underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder, if any, will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Legends. If a stock certificate is issued with respect to any shares of Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.Rights as a Stockholder. Neither the Participant nor any Person claiming under or through the Participant shall have rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

10.Execution of Receipts and Releases. Any payments of cash or any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
11.No Right to Continued Employment or Awards.
(a)For purposes of this Agreement, the Participant shall be considered to be employed by the Company as long as the Participant remains an employee of the Company or an Affiliate, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is specifically provided that the Participant shall be considered to have terminated his or her employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs the Participant. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company, or any such Affiliate, or any other entity, shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate or any other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.
(b)The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.
13.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Kinetik Holdings Inc.
2700 Post Oak Blvd., Suite 300
        Houston, Texas 77056
        Attn: Human Resources
    If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
15.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
16.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment or other service agreement between the Participant and the Company (or an Affiliate or other entity) or a severance plan in which the Participant participates, in each case, in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
17.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that has been or may be adopted or amended by the Board from time to time, including the Kinetik Holdings Inc. Clawback Policy, all cash or shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy and only as it relates to the Company.
19.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
20.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
21.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
22.Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic or digital signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
23.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (“Section 409A”), or an exemption therefrom, and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the RSUs may not be exempt from Section 409A, then, if the Participant is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.